Exhibit 10.ii.e

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (the “Agreement”), made on December 27, 2006, by and between CARGILL AGRICOLA S.A. (“Cargill”) and MOSAIC FERTILIZANTES S.A., MOSAIC FERTILIZANTES LTDA. AND FORSPAR S.A. (collectively, “Mosaic”), relates to certain services that Cargill will provide to Mosaic.

1. Scope of Services

Cargill agrees to provide those services described in Exhibit A, attached hereto and incorporated herein (the “Services”) and such other services as Mosaic may request, from time to time.

2. Term and Termination

(a) This Agreement will be in effect from June 1, 2006 and will expire on May 31, 2007; provided, however, that either party may terminate any of the services listed on Exhibit A by providing the other party thirty (30) days advance written notice.

3. Compensation/Payment

Mosaic agrees to compensate Cargill for the Services as set forth on Exhibit A.

4. Independent Contractor

The relationship of Cargill to Mosaic is that of an independent contractor. Cargill is not an employee, agent or joint venturer of or with Mosaic, and no agent, officer, director, or employee of Cargill is, will be, or will be deemed to be, an officer, director or employee, agent or joint venturer of or with Mosaic.

5. Representations and Warranties

Cargill represents and warrants that Cargill will perform the services in a diligent and workmanlike manner in accordance with accepted professional practices.

6. Assignment

Mosaic will not assign this Agreement or subcontract any of its obligations hereunder without the prior written consent of Cargill, which consent may be withheld with or without cause. This Agreement will inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

7. Indemnification

(a) Cargill agrees to indemnify and hold Mosaic and Mosaic’s respective affiliates and each of their officers, directors, employees and agents of any of the foregoing

(“Mosaic Indemnitees”) harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, costs and expenses (including legal fees and reasonable costs of investigations) incurred by any Mosaic Indemnitee as a result of or arising out of (a) any negligent or willful acts or omissions of Cargill its subcontractors and their respective officers, directors, employees and agents; or (b) any breach by Cargill of the provisions of this Agreement.

(b) Mosaic agrees to indemnify and hold Cargill and its officers, directors, employees and agents of any of the foregoing (“Cargill Indemnitees”) harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, costs and expenses (including legal fees and reasonable costs of investigations) incurred by any Cargill Indemnitee as a resulting of or arising out of (a) any negligent or willful acts or omissions of Mosaic, its officers, directors, employees and agents; or (b) any breach by Mosaic of the provisions of this Agreement.

Notwithstanding anything to the contrary in this Agreement, neither party will be liable for any special, consequential, exemplary, or punitive damages of any kind whatsoever.

8. Notice

Any notice required to be given by this Agreement will be delivered personally or sent by telecopy, overnight courier or first class mail, postage prepaid, to the following address:

To Cargill:	Valmir Tambelini
Valmir_tambelini@cargill.com
Fone: 11-5099-2287

To Mosaic:	Edvaldo Goncalves da Silva
Edvaldo_Silva@mosaicco.com
Fone: 11-5099-2793
Fax No.: 11-5099-2772

or to such other address or telecopy number as either party may hereafter designate in writing to the other party. Notices will be effective upon receipt.

9. Waiver

No waiver of or failure to enforce any term of this Agreement will affect or limit a party’s right thereafter to enforce and compel strict compliance with every term.

10. Headings

The headings in this Agreement are for the purposes of convenience and ready reference only and will not be deemed to expand or limit the particular sections to which they pertain.

11. Severability

In the event any part of this Agreement will be judged invalid or unenforceable, such invalidity or unenforceability will not affect the remaining provisions of this Agreement.

12. Entire Agreement/Amendments

This Agreement and the Exhibits attached hereto represent the entire understanding between the parties. In the event of any conflict between the terms of this Agreement and any Exhibit, the terms of this Agreement will control. This Agreement will be amended only by a writing signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month, and year set forth in the first paragraph.

CARGILL AGRICOLA S.A.

By:
Name:
Its:

MOSAIC FERTILIZANTES DO BRASIL S.A.

By:
Name:
Its:

MOSAIC FERTILIZANTES LTDA.

By:
Name:
Its:

FOSPAR S.A.

By:
Name:
Its:

EXHIBIT A

Description of Services

Information Technology	Attachment 1	$846,815
Human Resources	Attachment 2	$663,083
Procurement	Attachment 3	$25,000
Corporate Affairs	Attachment 4	$90,000
Office Services	Attachment 5	$173,051
Office Building (Condominium)	Attachment 6	$402,638
SSC (Shared Service Center)	Attachment 7	$95,450
Travel/Purchases	Attachment 8	$29,156
Law Department	Attachment 9	$0
Employees Association	Attachment 10	$36,527
Treasury	Attachment 11	$20,000
GOSC (Comm.Agreement)	Attachment 12	$491,566

TOTAL SERVICES:		$2,873,286

14.25% Service Tax ($2,453,594)		$477,485

TOTAL COST (after tax)		$3,350,771